UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

Eight Dragons Company
(Exact Name of Registrant as Specified in Charter)

Nevada	001-28453	75-2610236
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
95 Merrick Way, Third Floor Coral Gables, Florida		33143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 866-3726

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “Eight Dragons,” and “our” refer to Eight Dragons Company, unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

As part of the use of proceeds described in in Item 3.02 herein, we purchased a minority Member Interest in Rock3r Labs, LLC. Rokk3r Labs was founded in 2012 as a technology incubator and built around a three-part strategy of co-inspire, co-build and co-invest. The firm partners with startups, providing them access to Rokk3r’s own network of developers, strategists, and subject-matter experts, to help founders focus and develop their ideas.

Item  3.02 – Unregistered Sale of Equity Securities.

On March 13, 2017, we completed private financing transactions with certain private investors (the “Purchasers”), pursuant to a subscription agreement (the “Agreement”) for an aggregate purchase price of One Million Five Hundred and Seventeen Thousand,  Eight Hundred Dollars ($1,517,800) for the issuance of 1,484,468.75 shares of our common stock to be rounded up upon issuance.

Use of Proceeds: The proceeds will be used for acquisitions and working capital.

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

On April 12, 2017, we issued One Million (1,000,000) shares of Series A Preferred Stock to our current control shareholder in consideration for services rendered.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2017, the Board of Directors appointed Martin Schmieg. From 2016 to the present, Mr. Schmieg has been a director of BriaCell Therapeutics Corporation. From 2013 to the present, Mr. Schmieg  has been General Manager of ClearIt, LLC. From 2010 to the present, Mr. Schmieg was founder and General Manager of Medical Technology Consulting (MSMTC).  Mr. Schmieg is a graduate of LaSalle University, BS Business Administration, Major in Accounting Licensed (inactive) Certified Public Accountant.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on April 12, 2017, in conjunction with the filing of the amendment to the Company's Articles of Incorporation with the Nevada Secretary of State, specifically a Certificate of Designation, the Company amended its Articles of Incorporation to designate 1,000,000 shares of its authorized preferred stock as Series A Preferred Stock with specific rights and preferences including the provision that each share of the Series A Preferred Stock shall have one thousand votes on all matters presented to be voted by the holders of Common Stock. The Series A Preferred Stock is not convertible to Common Stock.

Item 8.01 – Other Events.

On April 12, 2017, our Board of Directors adopted a Financial Code of Ethics (attached hereto as Exhibit 14.1) and adopted the  2017 Omnibus Equity Compensation Plan (attached hereto as Exhibit 14.1) as reserved Five Million (5,000,000) shares of common stock for future issuance under the  2017 Omnibus Equity Compensation Plan.

Item 9.01 – Financial Statements And Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

3.1	Series A Preferred Stock Preferences Rights and Limitations.

10.1	2017 Omnibus Equity Compensation Plan

14.1	Financial Code of Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 24, 2017

Eight Dragons Company

By:/s/ Una Taylor
Una Taylor, Chief Executive Officer

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